LICENSING AGREEMENT

Amendment Two

This Amended Licensing Agreement ("Agreement") is made as of the 15th day of October, 2022 (the "Effective Date") by and between Certiplex corporation ("Licensee"), a Montana Corporation, and Optimized Fuel Technologies, a Nevada corporation, ("Licensor"). Each of Licensor and Licensee may be referred to in this Agreement individually as a "Party" and collectively as the "Parties." "Affiliate" shall mean an entity controlled by, under common control with, or controlling Licensee, where control is denoted as having fifty percent (50%) or more of the voting power (or equivalent) of the applicable legal entity.

This amended agreement grants a worldwide non-exclusive licensing agreement to Licensee with the exception of Canada which it grants an exclusive licensing agreement. All other terms of the agreement shall remain as stated in the Previous Amended Agreement.

WHEREAS, Licensor owns the items of intellectual property defined below as Pro-Sun Lighting system (PSLS), and Licensee desires to obtain the right and license to use the PSLS upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth in this Agreement, and for other good, valuable, and legal consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. License. Licensor hereby grants to Licensee a Non-Exclusive, royalty-bearing license to reproduce, distribute, publicly display, publicly perform, the Pro-Sun Lighting system ("PSLS") worldwide with the exception of Canada which it grants exclusive licensing rights.

2. Exclusion of All Other Rights. Except as expressly provided in this Agreement, Licensee is granted no other rights or licenses whatsoever in or to the PSLS or any of Licensor's other products, services or other intellectual, proprietary, or personal rights. Licensor reserves all rights and licenses not expressly granted in this Agreement. In particular, nothing in this Agreement conveys to Licensee the legal title to the Pro-Sun Lighting system ("PSLS").

1. **Consideration.** As consideration for the license granted and described in this Agreement, Licensee shall pay to Licensor the following fees and/or royalties:
    a. Licensee will pay $97,000.00 (ninety seven thousand dollars) as consideration for the exclusive license. Payment shall be in the form of common shares of Certiplex Corp. in the amount of 9,700,000 shares, par value $.001, valued at $.10 per share. Shares shall be dividend to the shareholders of Optimized Fuel Technologies at the time of the agreement per the attached Exhibit "A".
    b. A royalty payment of $20.00 per unit paid quarterly to Optimized

Payment shall be made within 30 days of the due date. In the event any payment due to Licensor is collected at law or through an attorney-at-law, or under advice therefrom, or through a collection agency, Licensee agrees to pay all costs of collection, including, without limitation, all court costs and reasonable attorney's fees.

4. Right to Sublicense. Licensee has the right to grant sublicenses to any third party in the territory of Canada. Any sublicense is subordinate to, and must conform to the terms and conditions of this Agreement, and will not include the right to grant further sublicenses.

5. Affiliates. Sublicenses may be granted to Affiliates of the Licensee without the express written permission of the Licensor. Any sublicense to an Affiliate must conform to the terms and conditions of this Agreement, and will not include the right to grant further sublicenses.

6. Copies. Licensee shall not make copies of the PSLS except as expressly approved by Licensor. For any authorized copy made of the PSLS, Licensee must accurately reproduce the PSLS with the proper notices as directed by Licensor from time to time.

7. Intellectual Property Notice and Markings. In no event may Licensee remove any copyright or intellectual property notice, proprietary legend, trademark or service mark from any materials. Licensor may require an appropriate legal notice or legend, as required by law or established by Licensor, be placed on all products, packaging and promotional materials.

8. Quality Control. Licensee agrees that any use of the trademarks included in the PSLS must comply with all quality control standards and usage guidelines as may be reasonably established by Licensor, and must generally conform with good trademark usage. Licensor may reasonably request that Licensee deliver representative samples of any products or materials containing the PSLS to ensure all quality control standards and usage guidelines are being maintained and adhered to.

9. Ownership of PSLS. Licensee agrees that, subject to the rights and licenses granted herein, Licensor is, and will remain, the sole and exclusive owner of all right, title, and interest, throughout the world, to all PSLS and any copies of the PSLS, whether made by, or on behalf of, Licensor or Licensee.

10. Confidential Information. "Confidential Information" shall include any confidential and proprietary information developed or acquired by Licensor including, but not limited to, technical and non-technical data, formulas, patterns, source and object codes, compilations, devices, methods, techniques, drawings, processes, trade secrets, copyrights, know-how, ideas, concepts,

customer lists, pricing structure, sales information, business records and plans, and other intellectual property related to the PSLS and/or Licensor. Licensee agrees to hold any Confidential Information of Licensor obtained in the transactions contemplated by this Agreement in the strictest confidence, and to not permit unauthorized access to or unauthorized use, disclosure, publication or dissemination of Confidential Information, except in conformity with this Agreement. Licensee will comply with all laws and regulations that apply to the use, transmission, storage, disclosure or destruction of Confidential Information. Licensee shall ensure that its employees, agents, representatives, and contractors are advised of the Confidential Information and are precluded from taking any action prohibited under this Agreement. Ownership of the Confidential Information shall remain solely with the Licensor.

11. Exceptions to Confidential Information. Confidential information shall not include information that (a) is or becomes publicly known and available through no fault of Licensee; (2) is or was lawfully obtained from a third party that has the right to make such a disclosure; (3) is disclosed with the Licensor's prior written permission and approval; (4) is independently developed Licensee without the use and benefit of any of the Confidential Information; or (5) is required to be disclosed by operation of law.

12. Survival of Confidential Information. The obligation of confidentiality will extend for a period of five (5) years after the termination of this Agreement.

12. Licensee's Diligence. Licensee will cooperate to diligently protect the PSLS. Licensee agrees to promptly notify Licensor in writing of any unauthorized use, infringement, misappropriation, dilution, or other violation or infringement of the PSLS of which Licensee becomes aware.

13. Legal Action. Licensor will maintain sole control and discretion over the prosecution and maintenance with respect to all rights, including all intellectual property rights to the PSLS. Licensor will have the primary right, but not the obligation, to bring and control any litigation, enforcement action, proceeding, or other legal action (collectively, the "Action") against any unauthorized use, infringement, misappropriation, dilution or other violation of the PSLS. Licensee agrees to cooperate with Licensor in any Action that Licensor may undertake to protect the PSLS, and upon Licensor's request, Licensee will execute, file, and deliver all documents and proof necessary for that purpose, including being named as a party to the Action as required by law. Licensor will be entitled to retain the entirety of any award arising from any Action. Licensee may participate and be represented in any Action by its own counsel at its own expense. Licensee will have no claim of any kind against Licensor based on, or arising out of Licensor's handling of, or decisions concerning, any Action, settlement or compromise.

14. Mutual Representations and Warranties. Each Party represents and warrants that: (a) it has the power and authority to enter into this Agreement, and the execution, delivery, and performance of this Agreement and the transactions and other documents contemplated have been authorized by the Parties; and (b) this Agreement has been executed and delivered by each Party, and constitutes a legal, valid, and binding obligation of the Party, fully enforceable against the Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights, and general equity principles.

15. Licensor's Representations and Warranties. Licensor represents and warrants that: (a) Licensor owns and/or controls the rights granted to Licensee in this Agreement and Licensor has the right to grant such rights and to enter into this Agreement; (b) to the best of its knowledge the PSLS does not infringe upon or violate (i) any copyright, patent, trademark, or other proprietary right of a third party or (ii) any applicable law, regulation, or non-proprietary right of a third party; and (c) Licensor has no knowledge of any claim which, if sustained, would be contrary to Licensor's warranties, representations, and obligations contained in this Agreement.

16. Warranties. Licensee acknowledges that: (a) Licensor is providing PSLS to Licensee with no warranty; (b) Licensor has not prepared or modified the PSLS to meet any specific requirements or specifications of the Licensee; (c) Licensor makes no representations or warranties as to value, use, sale or other exploitation of the PSLS by the Licensor or any third party.

17. Laws and Regulations. Licensee represents and warrants that Licensee will comply, and ensure its Affiliates comply, with all local, state, federal and international laws and regulations relating to the development, manufacture, use, sale, importation and exportation of PSLS.

18. Indemnification by Licensor. Licensor will under normal circumstances, be obligated to indemnify, defend, or hold Licensee harmless from any liability, claims, demands, causes of action, judgments, damages, or expenses (including reasonable attorneys' and experts' fees and costs) arising out of or as a result of Licensee's or its sub-licensees' use of the PSLS under this Agreement.

18. Indemnification by Licensee. Licensee must indemnify, defend, and hold Licensor harmless from all liability, claims, demands, causes of action, judgments, damages, and expenses (including reasonable attorneys' and experts' fee and costs) arising out of or as a result from Licensee's or its sub-licensees' use of the PSLS other than any third party claims covered by this Agreement. Licensee will not be obligated to defend or hold harmless Licensor in the event that any claims, demands, causes of action, judgments, or expenses arose out of willful misconduct, gross negligence, or bad faith by Licensor.

19. Indemnification Procedure. Promptly after receipt by Licensor of notice of any indemnification claim, Licensor must give Licensee written notice describing the claim in reasonable detail, along with copies of any correspondence, court documents, or other writings stating the claim. Licensee will be responsible for the defense or settlement of the claim, at its own expense and by counsel of its own selection and Licensor will have the right (at its own expense) to participate in the defense of the claim. Licensor must reasonably cooperate with Licensee and its counsel in the defense and settlement of the claim. Licensee cannot enter into any settlement with respect to any claim without the prior written consent of Licensor, which consent will not be unreasonably withheld. If Licensee declines to assume the defense of the claim, Licensor may assume such defense and settle the claim as it deems appropriate, provided that Licensor does not enter into any settlement with respect to the claim without the prior written consent of Licensee, which consent will not be unreasonably withheld.

20. Limitations of Liability. EXCEPT FOR ANY REMEDIES THAT CANNOT BE EXCLUDED OR LIMITED BY LAW, NEITHER PARTY, NOR ANY AFFILIATE, WILL BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY, ANY AFFILIATE OR OTHER THIRD PERSON FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE, OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. THIS LIMITATION OF LIABILITY MAY NOT BE VALID IN SOME STATES. LICENSEE MAY HAVE RIGHTS THAT CANNOT BE WAIVED UNDER CONSUMER PROTECTION AND OTHER LAWS. LICENSOR DOES NOT SEEK TO LIMIT LICENSEE'S WARRANTY OR REMEDIES TO ANY EXTENT NOT PERMITTED BY LAW.

21. Term. This Agreement will commence on the Effective Date and will continue in full force in perpetuity.

22. Termination. Either Party may terminate this Agreement immediately upon delivery of written notice to the other Party specifying clearly the grounds for termination if the other Party commits a material breach of its obligations under this Agreement and fails to cure the breach within 90 days after written notice of the breach is received by the breaching Party. For the avoidance of doubt, termination will be without prejudice to any liability incurred prior to the effective date of termination.

23. Assignment. This Agreement may not be assigned by Licensee without Licensor's prior written consent. Licensor may assign this Agreement, in whole or in part, to any Affiliate or successor. The rights and obligations under this Agreement will be binding upon the Parties and their successors. The use of the PSLS, however, shall inure solely to the benefit of Licensor and its respective successors and permitted assigns. Any attempted assignment or delegation in contravention of these provisions will be void and ineffective.

24. Severability. If any provision of this Agreement is held invalid, illegal or unenforceable by a court of competent jurisdiction, the remainder of the Agreement will be valid and enforceable and the Parties will negotiate in good faith a substitute, valid and enforceable provision which most nearly puts into effect the intent of the Parties.

25. No Waiver. This Agreement may not be altered, modified, or amended in any way except in writing signed by both Parties. The failure of a Party to enforce any provision of the Agreement will not be construed to be a waiver of the right of such Party to thereafter enforce that provision or any other provision or right.

26. Entire Agreement. This Agreement and the attachments hereto represent and constitute the entire agreement between the Parties, and supersede and merge all prior negotiations, agreements, and understandings, oral or written, with respect to any and all matters between the Parties.

27. Governing Law. The Parties hereby agree that this Agreement will be governed by, and constructed and enforced in accordance with the laws of the Nevada, without reference to rules governing choice of laws.

28. Disputes. Any dispute arising from this Agreement shall be resolved in the courts of the State of Nevada.

29. Notices. All notices, demands or other communications to be given under this Agreement by either Party to the other may be effected either by personal delivery in writing or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the other Party at the address appearing in the introductory paragraph of this Agreement, but each Party may change such address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt. Mailed notices will be deemed communicated as of two (2) days after mailing.

30. Amendments. Subject to any express limitations set out therein, the License and Consideration Sections in this Agreement may be amended or modified by Licensor, consistent with the processes established by Licensor to reflect the addition and/or removal of an item of intellectual property; for legal or reasonable commercial reasons, to delete countries where the PSLS can be used, and Licensee will be notified of each such deletion accordingly; and to amend the amount of fees, but no more frequently than annually. Unless otherwise agreed, amendments will take effect upon being communicated in writing to Licensee.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

Signatures:

Optimized Fuel Technologies

By: Hector Medina
Title: CEO and President

Date October 15, 2022

Certiplex Corporation

Wayne Berian
Title: CEO, CFO and Secretary

Date: October 15, 2022

Exhibit "A"
Dividend Shareholder List
(Shares of Certiplex Corporation to be dividend to the following shareholders of Optimized Fuel Technologies)

NAME	ISSUED FOR	PRICE	SHARES ISSUED	DATE	PRICE PER SHARE
JOHN KALIL	Licensing rights	1,000	100,000	6/10/21	0.01
ANDREW E. MERCER	Licensing rights	1,000	100,000	6/10/21	0.01
ALBERT VIOLA	Licensing rights	1,000	100,000	6/10/21	0.01
ANNETTE MASON	Licensing rights	1,000	100,000	6/10/21	0.01
AUSTIN JOHN RICHARDS	Licensing rights	1,000	100,000	6/10/21	0.01
HOSSEIN AND SUSAN BALOU	Licensing rights	1,000	100,000	6/10/21	0.01
BARBARA PIEDMONT	Licensing rights	1,000	100,000	6/10/21	0.01
BARBARA VIOLA	Licensing rights	1,000	100,000	6/10/21	0.01
BLACKBURN FAMILY REVOCABLE TRUST	Licensing rights	1,000	100,000	6/10/21	0.01
CARL LUDWIG	Licensing rights	1,000	100,000	6/10/21	0.01
RICHARD E. CARTER JR.	Licensing rights	1,000	100,000	6/10/21	0.01
CONSTANCE CASEBOLT & EARL RANDY CARVER JTWROS	Licensing rights	1,000	100,000	6/10/21	0.01
CONSTANCE CASEBOLT CARVER	Licensing rights	1,000	100,000	6/10/21	0.01
CORBIN JEFFREY GRELL & TIFFANY GRELL JTWROS	Licensing rights	1,000	100,000	6/10/21	0.01
COURTNEY E. AGAMATA	Licensing rights	1,000	100,000	6/10/21	0.01
DAMON SMITH	Licensing rights	1,000	100,000	6/10/21	0.01
DAVID FUNDERBURK	Licensing rights	1,000	100,000	6/10/21	0.01
DAVID D. SANCHEZ	Licensing rights	1,000	100,000	6/10/21	0.01
DEAN PROHASKA	Licensing rights	1,000	100,000	6/10/21	0.01
DENNIS BRUBAKER	Licensing rights	1,000	100,000	6/10/21	0.01
DON KINGHORN	Licensing rights	1,000	100,000	6/10/21	0.01
DENNIS CREAGER & JANICE D. CREAGER	Licensing rights	1,000	100,000	6/10/21	0.01
EDGAR P. VAN CLEVE	Licensing rights	1,000	100,000	6/10/21	0.01
FLUOROCHEM INC.	Licensing rights	1,000	100,000	6/10/21	0.01
GEORGE LA FRANCE	Licensing rights	1,000	100,000	6/10/21	0.01
IKO INVESTMENTS LLC	Licensing rights	1,000	100,000	6/10/21	0.01
INTERNATIONAL PARTNERS HOLDINGS	Licensing rights	1,000	100,000	6/10/21	0.01
JAMES C. JENSEN	Licensing rights	1,000	100,000	6/10/21	0.01
JAMES DORSEY	Licensing rights	1,000	100,000	6/10/21	0.01
JAN MICHAEL ABALOS	Licensing rights	1,000	100,000	6/10/21	0.01
JANICE CREAGER	Licensing rights	1,000	100,000	6/10/21	0.01
JAYMESON DAVIS	Licensing rights	1,000	100,000	6/10/21	0.01
JEFFERY R. HOMAN	Licensing rights	1,000	100,000	6/10/21	0.01
JENNIFER FERREIRA	Licensing rights	1,000	100,000	6/10/21	0.01
JESSE ACUNA	Licensing rights	1,000	100,000	6/10/21	0.01
JIM RHODE	Licensing rights	1,000	100,000	6/10/21	0.01
JOHN & GURINE GALL	Licensing rights	1,000	100,000	6/10/21	0.01
JOHN BINDER	Licensing rights	1,000	100,000	6/10/21	0.01
JOHN FRANKLIN RICHARDS	Licensing rights	1,000	100,000	6/10/21	0.01
JOSEPH KOLANOWSKI	Licensing rights	1,000	100,000	6/10/21	0.01
JOSEPH LEWIS	Licensing rights	1,000	100,000	6/10/21	0.01

KENNETH S. ROTSKOFF	Licensing rights	1,000	100,000	6/10/21	0.01
JOSEPH KOLANOWSKI TTEE THERESA A. KOLANOWSKI LIVING TRUST	Licensing rights	1,000	100,000	6/10/21	0.01
KURT BAUM	Licensing rights	1,000	100,000	6/10/21	0.01
LANNELLE CANON	Licensing rights	1,000	100,000	6/10/21	0.01
LARRY WILCOX	Licensing rights	1,000	100,000	6/10/21	0.01
LARRY ZIMMERMAN	Licensing rights	1,000	100,000	6/10/21	0.01
LAUREN FRISK	Licensing rights	1,000	100,000	6/10/21	0.01
MATTHEW MASON	Licensing rights	1,000	100,000	6/10/21	0.01
MEDINA FINANCIAL SERVICES INC.	Licensing rights	1,000	100,000	6/10/21	0.01
MICHAEL J. RUSSON	Licensing rights	1,000	100,000	6/10/21	0.01
MMT CORP.	Licensing rights	1,000	100,000	6/10/21	0.01
NATALIE JEAN BRIGHT	Licensing rights	1,000	100,000	6/10/21	0.01
NEW SKY HOLDINGS, LLC	Licensing rights	1,000	100,000	6/10/21	0.01
PATRICK FRISK	Licensing rights	1,000	100,000	6/10/21	0.01
PENELOPE BETHEL	Licensing rights	1,000	100,000	6/10/21	0.01
PETER SOLLENNE	Licensing rights	1,000	100,000	6/10/21	0.01
RACHEL SHERENGO	Licensing rights	1,000	100,000	6/10/21	0.01
ROGER BODEMER	Licensing rights	1,000	100,000	6/10/21	0.01
RUSSELL R. KOPPES	Licensing rights	1,000	100,000	6/10/21	0.01
SALTER FAMILY TRUST U/A DTD	Licensing rights	1,000	100,000	6/10/21	0.01
SCOTT RUSSON	Licensing rights	1,000	100,000	6/10/21	0.01
STEVEN NEMETZ	Licensing rights	1,000	100,000	6/10/21	0.01
STEVE LYNCH	Licensing rights	1,000	100,000	6/10/21	0.01
THE BOECKMANN FAMILY REVOCABLE TRUST BERT BOECKMANN, TTEE U/A DTD 7/31/2006	Licensing rights	1,000	100,000	6/10/21	0.01
THE CAROLYN ANN CUNNINGHAM LIVING TRUST CAROLYN ANN CUNNINGHAM, TTEE U/A DTD 4/20/2006	Licensing rights	1,000	100,000	6/10/21	0.01
THE KIM A. RUSSON TRUST KIM A. RUSSON, TTEE U/A DTD 4/27/2009	Licensing rights	1,000	100,000	6/10/21	0.01
THE MICHAEL NILE RUSSON 2014 TRUST TONY N. RUSSON, TTEE U/A DTD 7/09/2014	Licensing rights	1,000	100,000	6/10/21	0.01
THE SCOTT ALDEN RUSSON 2014 TRUST TONY N. RUSSON, TTEE U/A DTD 7/09/2014	Licensing rights	1,000	100,000	6/10/21	0.01

THE VENILE R. RUSSON & MYRA J. RUSSON INTER VIVOS TRUST AGREEMENT U/A DTD 2/10/1982,	Licensing rights	1,000	100,000	6/10/21	0.01
THOMAS F. GORDON	Licensing rights	1,000	100,000	6/10/21	0.01
TIARAYA SOO	Licensing rights	1,000	100,000	6/10/21	0.01
TOM FELLER	Licensing rights	1,000	100,000	6/10/21	0.01
TOM PEREZ	Licensing rights	1,000	100,000	6/10/21	0.01
VAN BURKLEO GRANTOR TRUST DORINDA VAN BURKLEO, TTEE U/A DTD 1-10-1992	Licensing rights	1,000	100,000	6/10/21	0.01
WILLIAM EDWARD MORRIS REVOCABLE TRUST WILLIAM EDWARD MORRIS & WILLIAM ANDREW MORRIS, TRUSTEES	Licensing rights	1,000	100,000	6/10/21	0.01
WILLIAM P. ELKINS	Licensing rights	1,000	100,000	6/10/21	0.01
HANNAH GRABOWSKI	Licensing rights	20,000	2,000,000	6/10/21	0.01